INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-47162 of Ameritas Variable Life Insurance Company Separate Account VA-2 on Form N-4 of our reports dated February 9, 2001, on the financial statements of Ameritas Variable Life Insurance Company and the subaccounts of Ameritas Variable Life Insurance Company Separate Account VA-2 appearing in the Statement of Additional Information, included in Post-Effective Amendment No. 1 to Registration Statement No. 333-47162, and to the reference to us under the heading "Services" in such Statement of Additional Information.



/s/ Deloitte & Touche LLP


Lincoln, Nebraska
November 9, 2001